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                                                                    EXHIBIT 99.1


SAN JUAN BASIN ROYALTY TRUST


TexasBank, Trustee
2525 Ridgmar Boulevard, Suite 100
Fort Worth, Texas  76116

                                                       NEWS RELEASE


SAN JUAN BASIN ROYALTY TRUST
DECLARES MONTHLY CASH DISTRIBUTION


FORT WORTH, Texas, July 21, 2003 - TexasBank, as Trustee of the San Juan Basin Royalty Trust, today declared a monthly cash distribution to the holders of its units of beneficial interest of $6,763,810.07 or $0.145119 per unit, based upon production during the month of May 2003. The distribution is payable August 14, 2003, to unit holders of record as of July 31, 2003. Gas production for the properties from which the royalty was carved (the "Underlying Properties") totaled approximately 3,898,927 Mcf (4,200,599 MMBtu). Dividing gross revenues by production volume yielded an average gas price for May 2003 of $3.24 per Mcf ($3.01 per MMBtu) as compared to $3.42 per Mcf ($3.10 per MMBtu) for April 2003. Capital costs for the month were $784,841. Lease operating expense was $1,550,630 and taxes were $1,264,911.


Contact:    Lee Ann Anderson, Vice President and Trust Officer
            Kaye Wilke, Investor Relations, toll-free: (866) 809-4553
            Fax: (817) 735-0936

            Website: www.sjbrt.com
            e-mail: sjt@texasbank.com
            NYSE Ticker Symbol: SJT